Exhibit 24.2

POWER OF ATTORNEY

PNC Funding Corp

Each of the undersigned directors and/or officers of PNC Funding Corp (the “Corporation”), a Pennsylvania corporation, hereby names, constitutes and appoints Richard J. Johnson, Randall C. King, George P. Long, III, and Christi Davis, and each of them individually, with full power to act with or without the others and with full power of substitution and resubstitution, for and on behalf of him or her and in his or her name, place and stead, in any and all capacities, to perform any and all acts and do all things and to execute any and all instruments which said attorneys-in-fact and agents and each of them may deem necessary or desirable to enable the Corporation to comply with the Securities Act of 1933 (the “Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “SEC”) thereunder in connection with the filing of the accompanying registration statement under the Act for the registration of Securities of the Corporation pursuant to resolutions adopted by the Board of Directors of the Corporation authorizing the preparation and filing of a registration statement on Form S-3, including the Prospectus and any and all exhibits, supplements and documents relating thereto, for the registration under the Act, and pursuant to Rule 415 thereunder, of an unspecified proposed maximum aggregate offering price of Securities of the Corporation, including without limitation, (i) the Corporation’s unsecured debt securities (“Debt Securities”) and guarantees thereon (“Guarantees”) by The PNC Financial Services Group, Inc. (“PNC”), (ii) warrants of the Corporation for the purchase of Debt Securities (“Warrants), (iii) purchase contracts for the purchase or sale of Debt Securities or securities of a third party (“Purchase Contracts”)and (iv) such other class or classes of securities as any Senior Officer may hereafter deem appropriate, (the securities in items (i) through (iv) collectively referred to as the “Securities”), including without limiting the generality of the foregoing, power and authority to sign the name of the undersigned director or officer or both in such capacity or capacities, to such registration statement including without limitation any and all amendments, including post-effective amendments, and exhibits thereto, and to file the same, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulating body, hereby granting to said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as the undersigned might or could do in person.

And each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

IN WITNESS WHEREOF, the following persons have duly signed this Power of Attorney as of this 7th day of December, 2012.

Name/Signature	Capacity

/s/ E. William Parsley, III E. William Parsley, III	Chairman, President (Principal Executive Officer) and Director

/s/ Randall C. King Randall C. King	Senior Vice President, Treasurer (Principal Financial Officer) and Director

/s/ Ronald E. Varmecky Ronald E. Varmecky	Controller (Principal Accounting Officer)

/s/ Richard J. Johnson Richard J. Johnson	Director